J.P. Morgan Mortgage Acquisition Trust 2007-HE1

Asset Backed Pass-Through Certificates, Series 2007-HE1

$578,534,000 (approximate)

Subject to Revision

June 7, 2007 – Free Writing Prospectus

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein.  As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2007 JPMorgan Chase & Co. – All rights reserved.  J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC.  JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials.  Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMORGAN

New Issue Free Writing Prospectus

$578,534,000

 (Approximate)

J.P. Morgan Mortgage Acquisition Trust 2007-HE1

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

Option One Mortgage Corporation, NovaStar Mortgage, Inc. and ResMAE Mortgage Corporation

Significant Originators (+10%)

JPMorgan Chase Bank, National Association

Servicer

Asset Backed Pass-Through Certificates, Series 2007-HE1

June 7, 2007

Expected Timing:	Pricing Date:	On or about June 12, 2007
	Closing Date:	On or about June 14, 2007
	First Payment Date:	June 25, 2007

Structure:	Bond Structure	$578,534,000 (approximate) senior/subordinate structure, fixed and floating rate
	Rating Agencies:	Moody’s, Standard & Poor’s and Fitch

Free Writing Prospectus for

JPMAC 2007-HE1

Preliminary Term Sheet	Date Prepared: June 7, 2007

$578,534,000 (Approximate)

Offered Certificates

J.P. Morgan Mortgage Acquisition Trust 2007-HE1

	Principal	WAL (Years)	Principal Window	Expected Rating	Final Scheduled	Certificate Type /
Class(2)	Amount ($)(1)	Call/Mat(5)	(Months) Call/Mat(5)	(Moody’s/S&P/Fitch)	Distribution Date (6)	Certificate Rate(3,4)
AF-1	47,500,000	0.85 / 0.85	1-21 / 1-21	Aaa/AAA/AAA	April 2037	Floating Rate Group I Senior Sequential
AF-2	14,300,000	2.00 / 2.00	21 - 29 / 21 - 29	Aaa/AAA/AAA	March 2031	Fixed Rate Group I Senior Sequential
AF-3	20,000,000	3.00 / 3.00	29 - 50 / 29 - 50	Aaa/AAA/AAA	May 2035	Fixed Rate Group I Senior Sequential
AF-4	10,400,000	5.00 / 5.00	50 - 76 / 50 - 76	Aaa/AAA/AAA	March 2037	Fixed Rate Group I Senior Sequential
AF-5	10,095,000	8.21 / 10.86	76 - 104 / 76 - 226	Aaa/AAA/AAA	April 2037	Fixed Rate Group I Senior Sequential
AF-6	11,300,000	6.53 / 6.68	39 - 104 / 39 - 224	Aaa/AAA/AAA	April 2037	Fixed Rate Group I Senior NAS
MF-1	4,086,000	5.67 / 6.26	38 - 104 / 38 - 185	Aa1/AA+/AA+	April 2037	Fixed Rate Group I Subordinate
MF-2	3,533,000	5.67 / 6.24	38 - 104 / 38 - 178	Aa2/AA/AA	April 2037	Fixed Rate Group I Subordinate
MF-3	2,078,000	5.67 / 6.22	38 - 104 / 38 - 172	Aa3/AA-/AA-	April 2037	Fixed Rate Group I Subordinate
MF-4	1,939,000	5.66 / 6.20	37 - 104 / 37 - 167	A1/A+/A+	April 2037	Fixed Rate Group I Subordinate
MF-5	1,801,000	5.66 / 6.17	37 - 104 / 37 - 161	A2/A/A	April 2037	Fixed Rate Group I Subordinate
MF-6	1,732,000	5.66 / 6.14	37 - 104 / 37 - 155	A3/A-/A-	April 2037	Fixed Rate Group I Subordinate
MF-7	1,662,000	5.66 / 6.09	37 - 104 / 37 - 148	Baa1/BBB+/BBB+	April 2037	Fixed Rate Group I Subordinate
MF-8	1,108,000	5.66 / 6.04	37 - 104 / 37 - 140	Baa2/BBB/BBB	April 2037	Fixed Rate Group I Subordinate
MF-9	1,385,000	5.66 / 5.98	37 - 104 / 37 - 134	Baa3/BBB-/BBB-	April 2037	Fixed Rate Group I Subordinate
AV-1	223,100,000	1.00 / 1.00	1-23 / 1-23	Aaa/AAA/AAA	April 2037	Fltg Rate Group II Senior Sequential
AV-2	51,800,000	2.10 / 2.10	23 - 30 / 23 - 30	Aaa/AAA/AAA	May 2035	Fltg Rate Group II Senior Sequential
AV-3	43,300,000	3.00 / 3.00	30 - 62 / 30 - 62	Aaa/AAA/AAA	February 2037	Fltg Rate Group II Senior Sequential
AV-4	38,434,000	6.17 / 7.90	62 - 78 / 62 - 185	Aaa/AAA/AAA	March 2037	Fltg Rate Group II Senior Sequential
MV-1	21,062,000	4.96 / 5.49	49 - 78 / 49 - 161	Aa1/AA+/AA+	April 2037	Fltg Rate Group II Subordinate
MV-2	16,802,000	4.71 / 5.22	45 - 78 / 45 - 154	Aa2/AA/AA	April 2037	Fltg Rate Group II Subordinate
MV-3	9,467,000	4.60 / 5.10	44 - 78 / 44 - 147	Aa3/AA-/AA-	April 2037	Fltg Rate Group II Subordinate
MV-4	8,519,000	4.54 / 5.03	42 - 78 / 42 - 142	A1/A+/A+	April 2037	Fltg Rate Group II Subordinate
MV-5	7,336,000	4.50 / 4.98	41 - 78 / 41 - 137	A2/A/A	April 2037	Fltg Rate Group II Subordinate
MV-6	4,260,000	4.47 / 4.93	41 - 78 / 41 - 132	A3/A-/A	April 2037	Fltg Rate Group II Subordinate
MV-7	8,046,000	4.45 / 4.89	40 - 78 / 40 - 129	Baa1/BBB+/BBB+	April 2037	Fltg Rate Group II Subordinate
MV-8	6,360,000	4.43 / 4.84	39 - 78 / 39 - 123	Baa2/BBB/BBB	April 2037	Fltg Rate Group II Subordinate
MV-9	7,129,000	4.41 / 4.78	39 - 78 / 39 - 116	Baa3/BBB-/BBB-	April 2037	Fltg Rate Group II Subordinate
Total:	578,534,000

(1)

The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)

The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class MF-9 Certificates are backed primarily by the cashflow from the Group I Mortgage Loans (as defined herein).  The Class AV-1, Class AV-2, Class AV-3, Class AV-4, Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class MV-9 Certificates are backed by the cashflow from the Group II Mortgage Loans (as defined herein).

(3)

On the first Distribution Date after the first possible Optional Termination Date, (x) the margins on the Class AF-1 Certificate and the Group II Senior Certificates will double, (y) the certificate rates on the Fixed Rate Certificates will increase by 0.50% and (z) the margins on the Group II Mezzanine Certificates will increase to 1.5 times the original margins.

(4)

The Certificates will be subject to the applicable interest rate caps as described herein.

(5)

See “Pricing Prepayment Speed” herein.

(6)

The final scheduled distribution date for each class of offered certificates, other than the Class AF-2, Class AF-3, Class AF-4, Class AV-2, Class AV-3 and Class AV-4 Certificates, is the distribution date one month after the latest maturity date for any mortgage loan with a thirty year legal term to maturity. The final scheduled distribution dates for the Class AF-2, Class AF-3, Class AF-4, Class AV-2, Class AV-3 and Class AV-4 Certificates is the distribution date, calculated assuming zero prepayments to maturity, plus one month.

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities.  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER.  IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

Issuing Entity:

J.P. Morgan Mortgage Acquisition Trust 2007-HE1, a New York common law trust

Depositor:

J.P. Morgan Acceptance Corporation I

Seller:

J.P. Morgan Mortgage Acquisition Corp.

Significant Originators

(+10%):

Option One Mortgage Corporation (33.58%), NovaStar Mortgage, Inc. (30.71%) and ResMAE Mortgage Corporation (18.97%).  No other originator has originated more than 10% of the Mortgage Loans.

Option One Mortgage Corporation represents 76.60% and 20.98% of the Group I and Group II Mortgage Loans, respectively.  NovaStar Mortgage, Inc. represents 15.69% and 35.11% of the Group I and Group II Mortgage Loans, respectively.  ResMAE Mortgage Corporation represents 7.30% and 22.38% of the Group I and Group II Mortgage Loans, respectively.

Servicer:

JPMorgan Chase Bank, National Association

Lead Manager:

J.P. Morgan Securities Inc.

Trustee:

Deutsche Bank National Trust Company

Swap Provider:

JPMorgan Chase Bank, National Association

Cap Provider:

JPMorgan Chase Bank, National Association

Custodians:

JPMorgan Chase Bank, National Association and The Bank of New York

Trust Oversight Manager:

Pentalpha Surveillance LLC

Senior Certificates:

The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates (collectively, the “Group I Senior Certificates”), the Class AV-1, Class AV-2, Class AV-3 and Class AV-4 Certificates (collectively, the “Group II Senior Certificates”).

Group I Mezzanine

Certificates:

The Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class MF-9 Certificates.

Group II Mezzanine

Certificates:

The Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class MV-9 Certificates.

Group I Certificates:

The Group I Senior Certificates and the Group I Mezzanine Certificates.

Group II Certificates:

The Group II Senior Certificates and the Group II Mezzanine Certificates.

Fixed Rate Certificates:

The Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class MF-9 Certificates.

Floating Rate Certificates:

The Class AF-1, Class AV-1, Class AV-2, Class AV-3, Class AV-4, Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class MV-9 Certificates.

Floating Rate Senior

Certificates:

The Class AF-1 and Group II Senior Certificates.

Floating Rate Mezzanine

Certificates:

The Group II Mezzanine Certificates.

Offered Certificates:

The Group I and Group II Certificates.

Non-Offered Certificates:

The Class C-I, Class P-I, Class R-I Certificates (the “Group I Non-Offered Certificates”), together with the Class C-II, Class P-II and R-II Certificates (the “Group II Non-Offered Certificates”).

Federal Tax Status:

It is anticipated that the Offered Certificates generally will represent, in part, ownership of REMIC regular interests for tax purposes.

Registration:

The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:

May 1, 2007

Expected Pricing Date:

On or about June 12, 2007

Expected Closing Date:

On or about June 14, 2007

Distribution Date:

The 25th day of each month (or if not a business day, the next succeeding business day) beginning in June 2007.

ERISA Eligibility:

The Offered Certificates in Group I are expected to be ERISA eligible and the Offered Certificates in Group II are expected to be ERISA eligible, provided plan investors meet the requirements of certain investor-based or statutory exemptions as described in the prospectus supplement.

SMMEA Eligibility:

The Group I Senior Certificates and the Class MF-1, Class MF-2 and Class MF-3 Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

The Group II Certificates are not expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Servicing Fee:

0.50% per annum of the outstanding principal balance of each Mortgage Loan as of the first day of the related collection period.

Trust Oversight Manager

 Fee:

Approximately 0.015% per annum on the outstanding principal balance of each Mortgage Loan as of the first day of the related collection period, subject to a monthly minimum of $1,250.

Custodian Fee:

A fee payable based on an agreement between the Custodian and the Seller.

Trustee Fee:

Approximately 0.0025% per annum on the outstanding principal balance of each Mortgage Loan as of the first day of the related collection period, subject to a monthly minimum of $500.

Administrative Fee:

The Servicing Fee, the Trustee Fee, the Custodian Fee and the Trust Oversight Manager Fee.

Administrative Fee Rate:

The rate at which the Administrative Fee is calculated for the related Distribution Date.

Expense Adjusted Net

Mortgage Rate:

The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.

Expense Adjusted Net

Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Group I Optional

Termination:

The terms of the transaction allow for a clean-up call of the Group I Mortgage Loans and the retirement of the Group I Certificates (the “Group I Clean-up Call”), which may be exercised once the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related collection period is less than or equal to 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Group II Optional

Termination:

The terms of the transaction allow for a clean-up call of the Group II Mortgage Loans and the retirement of the Group II Certificates (the “Group II Clean-up Call”), which may be exercised once the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related collection period is less than or equal to 10% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:

The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:      100% PPC, or 23 HEP (2.3% CPR rising to 23% CPR linearly over 9 months, and remaining constant at 23% CPR beginning in month 10 and thereafter).

ARM Loans:      100% PPC (2% CPR rising to 28% CPR linearly over 12 months, remaining constant at 28% CPR through month 23, increasing to 60% CPR for months 24 through 27, and then decreasing to 35% CPR for months 28 and thereafter; provided, however, that the prepayment rate will not exceed 85% CPR in any period for any given percentage of Pricing Prepayment Speed).

Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $611,834,381, of which: (i) approximately $138,530,278 consisted of a pool of fixed-rate first and second lien mortgage loans with original principal balances that may or may not conform to Freddie Mac or Fannie Mae balance limitations (the “Group I Mortgage Loans”), (ii) approximately $473,304,103 consisted of a pool of fixed-rate and adjustable-rate first and second lien mortgage loans with original principal balances that may or may not conform to Freddie Mac or Fannie Mae balance limitations (the “Group II Mortgage Loans”).  The Group I and Group II Mortgage Loans are also referred to as the “Mortgage Loans”.  These figures are subject to a variance of plus/minus 5%.

Silent Seconds:

The mortgaged properties relating to approximately 5.06% and approximately 27.79% of the Group I Mortgage Loans and Group II Mortgage loans, respectively, are subject to a second-lien mortgage loan that was originated at the same time as the first-lien mortgage loan but is not included in the Mortgage Loans (“Silent Second”).  The weighted average combined original loan-to-value ratio of the mortgage loans, including the Silent Seconds, is approximately 79.95% and approximately 87.22% with respect to the Group I Mortgage Loans and Group II Mortgage Loans, respectively.  Other mortgaged properties relating to first lien mortgage loans may be subject to a second lien mortgage loan that was originated subsequent to the first lien mortgage loan.

Interest Accrual:

For the Floating Rate Certificates for any Distribution Date will be the actual number of days (based on a 360-day year) in the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution Date and for the Fixed Rate Certificates for any Distribution Date will be the calendar month immediately preceding such Distribution Date based on a 360 day year consisting of twelve 30-day months.

Pass-Through Rate:

On any Distribution Date with respect to any class of (i) Floating Rate Certificates will equal the least of (a) the LIBOR plus the related certificate margin, (b) the related Net WAC Cap and (c) with respect to the Group II Certificates, the Group II Maximum Rate Cap for such Distribution Date and (ii) Fixed Rate Certificates will equal the lesser of (a) the applicable certificate rate for such class of Certificates as set forth in the table below and (b) the related Net WAC Cap.

Coupon Step-Up:

After the first possible Optional Termination Date, if the clean-up call has not been exercised, the certificate margins or certificate rates, as applicable, with respect to any outstanding Certificates, will increase in accordance with the following table:

Certificates	Before Optional Termination	After Optional Termination
Fixed Rate Certificates	Certificate Rate	Certificate Rate plus 0.50% per annum
Floating Senior Certificates	LIBOR plus the Applicable Margin	LIBOR plus 2.0 times the Applicable Margin
Floating Mezzanine Certificates	LIBOR plus the Applicable Margin	LIBOR plus 1.5 times the Applicable Margin

Group I

Net WAC Cap:

With respect to the Group I Certificates, for any Distribution Date (except in the case of the Class AF-1 Certificates), will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Group I Mortgage Loans for the related collection period, net of the Administrative Fee and (y) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the applicable collection period, expressed, except in the case of the Class AF-1 Certificates, on a 30/360 basis.  With respect to the Class AF-1 Certificates, the Group I Net WAC Cap is expressed on the basis of an assumed 360 day year and the actual number of days elapsed during the related accrual period.

Group II

Net WAC Cap:

With respect to the Group II Certificates, for any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Group II Mortgage Loans for the related collection period, net of the sum of (i) the Administrative Fee and (ii) any Net Swap Payment or Swap Termination Payment (not resulting from a Swap Provider event of default) made to the Swap Provider for such Distribution Date, and (y) the aggregate principal balance of the Group II Mortgage Loans as of the first day of the applicable collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

Group II

Maximum Rate Cap:

The per annum rate equal to the excess of (A) the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans and (y) the Net Swap Payment made by the Swap Provider, if any, expressed as a percentage of the balance of the Group II Mortgage Loans multiplied by 12 over (B) the Net Swap Payment made to the Swap Provider, if any, expressed as a percentage of the balance of the Group II Mortgage Loans multiplied by 12, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

If investor interest payments are limited by the Group II Maximum Rate Cap, amounts in excess of the Group II Maximum Rate Cap will not be reimbursed.

Net WAC Cap

Carryover Amount:

If on any Distribution Date the pass-through rate on any class of Certificates is limited by the related Net WAC Cap, the amount of such interest that would have been distributed if the pass-through rate on the related class of Certificates had not been so limited by the related Net WAC Cap, and in the case of the Group II Certificates up to but not exceeding the related Maximum Rate Cap, and the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at the related Pass-Through Rate, without regard to the related Net WAC Cap, will be carried over to the next Distribution Date until paid (herein referred to as “Carryover”).  Such reimbursement will be paid only on a subordinated basis.  No Carryover will be paid with respect to a class of Certificates once the principal balance has been reduced to zero.

Prepayment Interest

Shortfall:

For any Distribution Date, an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (the “Mortgage Interest Rate”) (net of the related fees) on the amount of such principal prepayment in full for the number of days commencing on the date on which the principal prepayment in full is applied through the last day of the calendar month preceding such Distribution Date.  The Servicer will cover Prepayment Interest Shortfalls on Mortgage Loans to the extent that such amounts paid do not exceed one-half of its servicing fee for such Distribution Date.  Notwithstanding the foregoing, the Servicer will not cover Prepayment Interest Shortfalls on simple interest loans or second lien mortgage loans or shortfalls relating to principal prepayments in part.

Credit Enhancement:

Consists of the following:

1)

Excess Cashflow

2)

With respect to the Group II Certificates, Net Swap Payments received from the Swap Provider (if any)

3)

Overcollateralization

4)

Subordination

Group I Excess Cashflow:

With respect to the Group I Certificates, for any Distribution Date, the sum of (x) any Group I Overcollateralization Reduction Amount and (y) the excess of the amount on deposit in the related collection account that is available to be distributed on the related Distribution Date, over the sum of (i) the monthly interest accrued and any unpaid interest on the Group I Senior Certificates and the monthly interest accrued on the Group I Mezzanine Certificates, and (ii) the Group I principal remittance amount.

Group II Excess Cashflow:

In regards to the Group II Certificates, for any Distribution Date, the sum of (x) any Group II Overcollateralization Reduction Amount and (y) the excess of the amount on deposit in the related collection account that is available to be distributed on the related Distribution Date, net of any Net Swap Payment and the Swap Termination Payment (not resulting from a Swap Provider event of default) made to the Swap Provider, if any, over the sum of (i) the monthly interest accrued and any unpaid interest on the Group II Senior Certificates and the monthly interest accrued on the Group II Mezzanine Certificates, and (ii) the Group II principal remittance amount.

Group I

Overcollateralization

Amount:

The “Group I Overcollateralization Amount” (or “Group I O/C”) is the amount, if any, by which (x) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related collection period exceeds (y) the sum of the aggregate certificate principal balance of the Group I Certificates and the Class P-I Certificates as of such Distribution Date (assuming that 100% of the Group I principal remittance amount is applied as a principal payment on such Distribution Date). Initially, the Group I Overcollateralization Amount will be approximately 4.05% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.  To the extent the Group I O/C is reduced below the Group I Overcollateralization Target Amount, Group I Excess Cashflow will be used to pay principal on the Group I Certificates until the Group I Overcollateralization Target Amount is reached.

Group II

Overcollateralization

Amount:

The “Group II Overcollateralization Amount” (or “Group II O/C”) is the amount, if any, by which (x) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related collection period exceeds (y) the sum of the aggregate certificate principal balance of the Group II Certificates and the Class P-II Certificates as of such Distribution Date (assuming that 100% of the Group II principal remittance amount, is applied as a principal payment on such Distribution Date). Initially, the Group II Overcollateralization Amount will be approximately 5.85% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.  To the extent the Group II O/C is reduced below the Group II Overcollateralization Target Amount, Group II Excess Cashflow will be used to pay principal on the Group II Certificates until the Group II Overcollateralization Target Amount is reached.

Group I

Overcollateralization

Reduction Amount:

For any Distribution Date, the lesser of (A) the Group I principal remittance amount for such Distribution Date and (B) the excess, if any, of (i) the Group I Overcollateralization Amount for such Distribution Date over (ii) the Group I Overcollateralization Target Amount for such Distribution Date.

Group II

Overcollateralization

Reduction Amount:

For any Distribution Date, the lesser of (A) the Group II principal remittance amount for such Distribution Date and (B) the excess, if any, of (i) the Group II Overcollateralization Amount for such Distribution Date over (ii) the Group II Overcollateralization Target Amount for such Distribution Date.

Group I

Overcollateralization

Target Amount:

Prior to the Group I Stepdown Date, the “Group I Overcollateralization Target Amount” will be approximately 4.05% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Group I Overcollateralization Target Amount will be approximately 8.10% of the aggregate principal balance of the Group I Mortgage Loans as of the end of the related collection period, subject to a floor equal to 0.50% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Group I Overcollateralization Target Amount shall be equal to the Group I Overcollateralization Target Amount in effect for the previous Distribution Date.

Group II

Overcollateralization

Target Amount:

Prior to the Stepdown Date, the “Group II Overcollateralization Target Amount” will be approximately 5.85% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Group II Overcollateralization Target Amount will be approximately 11.70% of the aggregate principal balance of the Group II Mortgage Loans as of the end of the related collection period, subject to a floor equal to 0.50% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Group II Overcollateralization Target Amount shall be equal to the Group II Overcollateralization Target Amount in effect for the previous Distribution Date.

Group I Stepdown Date:

The earlier to occur of

(i)  the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Group I Senior Certificates has been reduced to zero; and

(ii)  the later to occur of

(x)  the Distribution Date occurring in June 2010 and

(y) the first Distribution Date on which the Group I Senior Credit Enhancement Percentage is greater than or equal to approximately 36.00%.

Group II Stepdown Date:

The earlier to occur of

(i)  the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Group II Senior Certificates has been reduced to zero; and

(ii)  the later to occur of

(x)  the Distribution Date occurring in June 2010 and

(y) the first Distribution Date on which the Group II Senior Credit Enhancement Percentage is greater than or equal to approximately 49.30%.

Group I Senior Credit

Enhancement Percentage:

The “Group I Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Group I Mezzanine Certificates and (b) the Group I Overcollateralization Amount (in each case, prior to giving effect to the distribution of the Group I principal remittance amount on such Distribution Date) divided by (ii) the aggregate principal balance of the Group I Mortgage Loans at the end of the related collection period.

Group II Senior Credit

Enhancement Percentage:

The “Group II Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Group II Mezzanine Certificates and (b) the Group II Overcollateralization Amount (in each case, prior to giving effect to the distribution of the Group II principal remittance amount on such Distribution Date) divided by (ii) the aggregate principal balance of the Group II Mortgage Loans at the end of the related collection period.

Group I Trigger Event:

A “Group I Trigger Event” is in effect on any Distribution Date on or after the Group I Stepdown Date, if either (i) the rolling three month average 60+ delinquency percentage exceeds 44.44% of the current Group I Senior Credit Enhancement Percentage or (ii) cumulative realized losses, as of the Distribution Date, as a percentage of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date are greater than:

Distribution Date	Percentage*
June 2009 ─ May 2010	0.90%
June 2010 ─ May 2011	2.05%
June 2011 ─ May 2012	3.50%
June 2012 ─ May 2013	4.65%
June 2013 – May 2014	5.50%
June 2014 and thereafter	5.75%

*The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in a range (other than the range commencing in June 2014) increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range

Group II Trigger Event:

A “Group II Trigger Event” is in effect on any Distribution Date on or after the Group II Stepdown Date, if either (i) the rolling three month average 60+ delinquency percentage exceeds 32.45% of the current Group II Senior Credit Enhancement Percentage or (ii) cumulative realized losses, as of the Distribution Date, as a percentage of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date are greater than:

Distribution Date	Percentage*
June 2009 ─ May 2010	1.45%
June 2010 ─ May 2011	3.35%
June 2011 ─ May 2012	5.45%
June 2012 ─ May 2013	7.20%
June 2013 – May 2014	8.20%
June 2014 and thereafter	8.35%

*The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in a range (other than the range commencing in June 2014) increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range

Group I Target Credit

Support Percentages:

	Initial Credit Support	After Stepdown Date Expected Target Credit Support
Senior Certificates	18.00%	36.00%
MF-1	15.05%	30.10%
MF-2	12.50%	25.00%
MF-3	11.00%	22.00%
MF-4	9.60%	19.20%
MF-5	8.30%	16.60%
MF-6	7.05%	14.10%
MF-7	5.85%	11.70%
MF-8	5.05%	10.10%
MF-9	4.05%	8.10%

Group II Target Credit

Support Percentages:

	Initial Credit Support	After Stepdown Date Expected Target Credit Support
Senior Certificates	24.65%	49.30%
MV-1	20.20%	40.40%
MV-2	16.65%	33.30%
MV-3	14.65%	29.30%
MV-4	12.85%	25.70%
MV-5	11.30%	22.60%
MV-6	10.40%	20.80%
MV-7	8.70%	17.40%
MV-8	7.36%	14.71%
MV-9	5.85%	11.70%

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Group I or Group II Excess Cashflow (in the case of the Group II, including certain amounts received by the Swap Administrator from the Swap Agreement, if any), and second by the reduction of the Group I or Group II Overcollateralization Amount.  Following the reduction of any Group I or Group II Overcollateralization Amount to zero, all allocable Realized Losses from the related group will act to reduce the Group I or Group II Mezzanine Certificate principal balance, as applicable, in reverse sequential order.

Realized Losses will not be allocated to any of the Senior Certificates. Although losses are not allocated to the Senior Certificates, there may not be enough principal to retire such Certificates in full.

Available Funds:

With respect to any Distribution Date, will be equal to the sum of the following amounts with respect to the related Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, the Custodian, the Trust Oversight Manager and the Trustee in respect of expenses and indemnification as described in the Pooling Agreement and, in the case of the Group II Certificates only, amounts reimbursable to the Swap Provider including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding such payments due to a Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement):

1)

the aggregate amount of scheduled monthly payments on the related Mortgage Loans due during the related collection period and received by the related determination date, after deduction of the Servicing Fee, the Custodian Fee, the Trust Oversight Management Fee and the Trustee Fee and any prepayment interest excess for such Distribution Date and any accrued and unpaid Servicing Fees in respect of any prior Distribution Dates;

2)

unscheduled full and partial prepayments for such Mortgage Loans occurring during the related prepayment period (excluding prepayment premiums) and insurance proceeds, condemnation proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the calendar month preceding the month of such Distribution Date; and

3)

payments from the Servicer in connection with advances and compensating interest for such Distribution Date.

Group I Principal Paydown:

Principal allocable to the Group I Certificates will be distributed sequentially first to the Class AF-6 Certificates (up to the Class AF-6 Lockout Distribution Amount), then to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero, provided, however, that if the aggregate certificate balance of the Group I Mezzanine Certificates and the Group I O/C is equal to zero, distributions to the Group I Certificates shall be made pro-rata based on their respective certificate balances to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates.

Prior to the Group I Stepdown Date or if a Group I Trigger Event is in effect, 100% of the principal will be paid to the Group I Senior Certificates, as described above, based on the principal collected in the related loan group, provided, however, if the Group I Senior Certificates have been retired, principal will be applied sequentially in the order of seniority, to the Group I Mezzanine Certificates until retired.

On or after the Group I Stepdown Date and if a Group I Trigger Event is not in effect, the Group I Senior and Group I Mezzanine Certificates will be entitled to receive payments of principal, as described under “Priority of Distributions” below, as follows:

a)

Principal allocated to the Group I Senior Certificates will be distributed sequentially to each such class of certificates, as described above, until the Group I Target Credit Support for the Group I Senior Certificates is reached.

b)

Principal allocable to the remaining certificates, the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class MF-9 Certificates, will be distributed sequentially, in that order, to each such class of certificates until the Group I Target Credit Support Percentage of each such class is reached.

“Class AF-6 Lockout Distribution Amount” means, for any Distribution Date, the product of (x) the Class AF-6 Lockout Distribution Percentage (as set forth in the underlying table) for that Distribution Date and (y) the Class AF-6 Pro Rata Distribution Amount for that Distribution Date. In no event shall the Class AF-6 Lockout Distribution Amount for a Distribution Date exceed the principal distribution amount for the Group I Senior Certificates for that Distribution Date or the certificate principal balance of the Class AF-6 Certificates immediately prior to that Distribution Date.

“Class AF-6 Pro Rata Distribution Amount” means, for any Distribution Date, an amount equal to the product of (x) a fraction, the numerator of which is the certificate principal balance of the Class AF-6 Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate certificate principal balance of the Group I Senior Certificates immediately prior to that Distribution Date and (y) the senior principal distribution amount for the Group I Certificates for that Distribution Date.

“Class AF-6 Lockout Distribution Percentage” means, for a Distribution Date in any period listed in the table below, the applicable percentage listed opposite such period:

Distribution Dates	Lockout Percentage
June 2007 through and including May 2010	0%
June 2010 through and including May 2012	45%
June 2012 through and including May 2013	80%
June 2013 through and including May 2014	100%
June 2014 and thereafter	300%

Group II Principal Paydown:

Principal allocable to the Group II Certificates will be distributed sequentially to the Class AV-1, Class AV-2, Class AV-3 and Class AV-4 Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero, provided, however, that if the aggregate certificate balance of the Group II Mezzanine Certificates and the Group II O/C is equal to zero, distributions to the Group II Certificates shall be made concurrently to the Class AV-1, Class AV-2, Class AV-3 and Class AV-4 Certificates, pro rata, based on their certificate principal balance.

Prior to the Group II Stepdown Date or if a Group II Trigger Event is in effect, 100% of the principal will be paid to the Group II Senior Certificates, as described above, based on the principal collected in the related loan group, provided, however, if the Group II Senior Certificates have been retired, principal will be applied sequentially in the order of seniority, to the Group II Mezzanine Certificates until retired.

On or after the Group II Stepdown Date and if a Group II Trigger Event is not in effect, the Group II Senior and Group II Mezzanine Certificates will be entitled to receive payments of principal, as described under “Priority of Distributions” below, as follows:

a)

Principal allocated to the Group II Senior Certificates will be distributed to each such class of certificates, as described above, until the Group II Target Credit Support Percentage for the Group II Senior Certificates is reached.

b)

Principal allocable to the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class MV-9 Certificates, will be distributed sequentially, in that order, to each such class of certificates until the Group II Target Credit Support Percentage of each such class is reached.

Group I Priority of

Distributions:

On each Distribution Date, distributions will be made as follows:

From Group I Available Funds:

Amounts in respect of interest on the Group I Mortgage Loans, to pay interest on the related Group I Senior Certificates, including any accrued unpaid interest from a prior Distribution Date, and then from such amounts from the Group I Mortgage Loans to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Group I Mezzanine Certificates, sequentially, in order of seniority.

Amounts in respect of principal on the Group I Mortgage Loans, to pay principal on the related Group I Senior Certificates, in accordance with the principal payment provisions described above, and then from such amounts from the Group I Mortgage Loans to pay principal on the Group I Mezzanine Certificates, in accordance with the principal payment provisions described above.

From Group I Excess Cashflow, if any:

a)

To the Group I Certificates then entitled to receive distributions in respect of principal, an additional payment of principal to reduce the Certificate Principal Balance of such Certificates to the extent necessary to maintain the required Group I Overcollateralization Target Amount.

b)

To the Group I Senior Certificates, pro rata, any unpaid interest, including any unpaid interest from prior Distribution Dates, and then sequentially, to the Group I Mezzanine Certificates, in order of seniority, any unpaid interest, including any unpaid interest from prior Distribution Dates.

c)

Sequentially, to the Group I Mezzanine Certificates, in order of seniority, the related Allocated Realized Loss Amounts for those classes.

d)

To the Group I Net WAC Cap Carryover Reserve Account, if any, to pay the Group I Net WAC Cap Carryover Amount on the Group I Certificates in the same order of priority as described under “Group I Net WAC Cap Carryover Reserve Account” below.

e)

To the Group I Senior Certificates concurrently and then to the Group I Mezzanine Certificates sequentially, in order of seniority, any net prepayment interest shortfalls.

f)

To the Group I Senior Certificates concurrently and then to the Group I Mezzanine Certificates sequentially, in order of seniority, any Relief Act Shortfalls.

g)

Certain reimbursements to the transaction parties.

h)

To the Class C-I and Class R-I Certificates in accordance with the Pooling and Servicing Agreement.

Group II Priority of

Distributions:

On each Distribution Date, distributions will be made as follows:

From Group II Available Funds:

Amounts in respect of interest on the Group II Mortgage Loans, to pay interest on the related Group II Senior Certificates, including any accrued unpaid interest from a prior Distribution Date, and then from such amounts from the Group II Mortgage Loans to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Group II Mezzanine Certificates, sequentially, in order of seniority.

Amounts in respect of principal on the Group II Mortgage Loans, to pay principal on the related Group II Senior Certificates, in accordance with the principal payment provisions described above, and then from such amounts from the Group II Mortgage Loans to pay principal on the Group II Mezzanine Certificates, in accordance with the principal payment provisions described above.

From Group II Excess Cashflow, if any:

a)

To the Group II Certificates then entitled to receive distributions in respect of principal, an additional payment of principal to reduce the Certificate Principal Balance of such Certificates to the extent necessary to maintain the required Group II Overcollateralization Target Amount.

b)

To the Group II Senior Certificates, pro rata, any unpaid interest, including any unpaid interest from prior Distribution Dates, and then sequentially, to the Group II Mezzanine Certificates, in order of seniority, any unpaid interest, including any unpaid interest from prior Distribution Dates.

c)

Sequentially, to the Group II Mezzanine Certificates, in order of seniority, the related Allocated Realized Loss Amounts.

d)

To the Group II Net WAC Cap Carryover Reserve Account, if any, to pay the Group II Net WAC Cap Carryover Amount on the Group II Certificates in the same order of priority as described under “Group II Net WAC Cap Carryover Reserve Account” below.

e)

To the Group II Senior Certificates concurrently and then to the Group II Mezzanine Certificates sequentially, in order of seniority, any net prepayment interest shortfalls.

f)

To the Group II Senior Certificates concurrently and then to the Group II Mezzanine Certificates sequentially, in order of seniority, any Relief Act Shortfalls.

g)

Certain reimbursements to the transaction parties.

h)

To pay any remaining Swap Termination Payment owed to the Swap Provider.

i)

To the Class C-II and Class R-II Certificates in accordance with the Pooling and Servicing Agreement.

Swap Agreement:

On the Closing Date, the Trustee, on behalf of the supplemental interest trust, will enter into a Swap Agreement with the Swap Provider.  The Swap Agreement will have an initial notional amount of $445,615,000.  Under the Swap Agreement, the supplemental interest trust will be obligated to pay an amount equal 5.40% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the supplemental interest trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).  See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Group II Certificateholders.

On each Distribution Date, Swap distributions, if any, will be made from the Swap Account supplemental interest trust as follows:

a)

To the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement.

b)

To the Swap Provider, any Swap Termination Payment owed to the Swap Provider, excluding such payments due to a Swap Provider Trigger Event (as defined in the Pooling and Servicing Agreement).

c)

To the Group II Certificates then entitled to receive distributions in respect of principal, after the application of Group II Excess Cash, an additional payment of principal to reduce the Certificate Principal Balance of such Certificates to the extent necessary to maintain the required Group II Overcollateralization Target Amount.

d)

To the Group II Senior Certificates, pro rata, any unpaid interest, including any unpaid interest from prior Distribution Dates, and then sequentially, to the Group II Mezzanine Certificates, any unpaid interest, including any unpaid interest from prior Distribution Dates, after the application of Group II Excess Cash.

e)

Sequentially, to the Group II Mezzanine Certificates, any Allocated Realized Loss Amounts after the application of Group II Excess Cash

f)

To the Group II Senior, Group II Mezzanine Certificates, the Group II Net WAC Cap Carryover Amount remaining unpaid, in the same order of priority as described under the “Group II Net WAC Cap Carryover Reserve Account” below, after the application of Group II Excess Cash.

g)

To pay first the Group II Senior Certificates, concurrently, and then the Group II Mezzanine Certificates, sequentially, any net prepayment interest shortfalls, after the application of Group II Excess Cash.

h)

To pay first the Group II Senior Certificates, concurrently, and then the Group II Mezzanine Certificates, sequentially, any Relief Act Shortfalls, after the application of Group II Excess Cash.

i)

To the holders of the Class C-II Certificates.

Class AF-1 Cap Agreement:

On the Closing Date, the Trustee, on behalf of the supplemental interest trust, will enter into the Class AF-1 Cap Agreement with the Cap Provider.  Under the Class AF-1 Cap Agreement, the Cap Provider will be obligated to pay an amount equal to the excess of one-month LIBOR over the strike rate (up to the ceiling rate) on the Notional Amount as set forth in the Class AF-1 Cap Agreement, until the Class AF-1 Cap Agreement is terminated.  Amounts received from the Class AF-1 Cap Agreement will go to reimburse any Class AF-1 Net WAC Cap Carryover Amounts before application of the Group I Excess Cashflow.

Group I Net WAC Cap

Carryover Reserve Account:

Amounts deposited in the Group I Net WAC Cap Carryover Reserve Account, if any, will be used to reimburse any related unpaid Group I Net WAC Cap Carryover Amounts, first, to the Group I Senior Certificates, pro rata, based on their respective Group I Net WAC Cap Carryover Amounts, and second, sequentially, to the Group I Mezzanine Certificates, in order of seniority, to reimburse any related unpaid Group I Net WAC Cap Carryover Amounts.

Group II Net WAC Cap

Carryover Reserve Account:

Amounts deposited in the Group II Net WAC Cap Carryover Reserve Account, if any, will be used to reimburse any related unpaid Group II Net WAC Cap Carryover Amounts, first, to the Group II Senior Certificates, pro rata, based on their respective Group II Net WAC Cap Carryover Amounts, and second, sequentially, to the Group II Mezzanine Certificates, in order of seniority, to reimburse any related unpaid Group II Net WAC Cap Carryover Amounts.

Class AF-1 Cap Schedule

Distribution Date	Notional Schedule ($)(1)	Strike Rate (%)	Ceiling Rate (%)
June 25, 2007	0.00	N/A	N/A
July 25, 2007	46,075,000	7.410	9.90
August 25, 2007	44,369,000	7.160	9.90
September 25, 2007	42,385,000	7.160	9.90
October 25, 2007	40,137,000	7.400	9.90
November 25, 2007	37,634,000	7.160	9.90
December 25, 2007	34,893,000	7.400	9.90
January 25, 2008	32,106,000	7.160	9.90
February 25, 2008	29,379,000	7.160	9.90
March 25, 2008	26,712,000	7.660	9.90
April 25, 2008	24,103,000	7.160	9.90
May 25, 2008	21,551,000	7.400	9.90
June 25, 2008	19,056,000	7.160	9.90
July 25, 2008	16,615,000	7.400	9.90
August 25, 2008	14,228,000	7.160	9.90
September 25, 2008	11,894,000	7.160	9.90
October 25, 2008	9,611,000	7.400	9.90
November 25, 2008	7,378,000	7.160	9.90
December 25, 2008	5,194,000	7.400	9.90
January 25, 2009	3,058,000	7.160	9.90
February 25, 2009	969,000	7.160	9.90
Mar 25, 2009	0.00	N/A	N/A

(1)  The notional scheduled balance will not be greater than the outstanding Class AF-1 Certificate balance prior to the related Distribution Date

Group II Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
June 25, 2007	445,615,000	October 25, 2010	37,510,000
July 25, 2007	436,896,000	November 25, 2010	36,065,000
August 25, 2007	426,654,000	December 25, 2010	34,678,000
September 25, 2007	414,929,000	January 25, 2011	33,347,000
October 25, 2007	401,773,000	February 25, 2011	32,056,000
November 25, 2007	387,019,000	March 25, 2011	30,830,000
December 25, 2007	371,456,000	April 25, 2011	29,653,000
January 25, 2008	355,593,000	May 25, 2011	28,522,000
February 25, 2008	339,721,000	June 25, 2011	27,436,000
March 25, 2008	324,171,000	July 25, 2011	26,393,000
April 25, 2008	309,514,000	August 25, 2011	25,391,000
May 25, 2008	295,475,000	September 25, 2011	24,429,000
June 25, 2008	282,019,000	October 25, 2011	23,504,000
July 25, 2008	269,132,000	November 25, 2011	22,560,000
August 25, 2008	256,787,000	December 25, 2011	21,710,000
September 25, 2008	243,986,000	January 25, 2012	20,799,000
October 25, 2008	232,583,000	February 25, 2012	17,923,000
November 25, 2008	205,552,000	March 25, 2012	16,799,000
December 25, 2008	153,009,000	April 25, 2012	16,211,000
January 25, 2009	132,914,000	May 25, 2012	15,658,000
February 25, 2009	92,605,000	June 25, 2012	15,124,000
March 25, 2009	80,327,000	July 25, 2012	14,607,000
April 25, 2009	72,880,000	August 25, 2012	14,107,000
May 25, 2009	66,304,000	September 25, 2012	13,624,000
June 25, 2009	61,860,000	October 25, 2012	13,157,000
July 25, 2009	58,094,000	November 25, 2012	12,705,000
August 25, 2009	54,514,000	December 25, 2012	12,237,000
September 25, 2009	51,094,000	January 25, 2013	11,716,000
October 25, 2009	47,698,000	February 25, 2013	11,214,000
November 25, 2009	50,053,000	March 25, 2013	10,729,000
December 25, 2009	51,580,000	April 25, 2013	10,261,000
January 25, 2010	53,749,000	May 25, 2013	9,811,000
February 25, 2010	51,881,000	June 25, 2013	9,376,000
March 25, 2010	49,479,000	July 25, 2013	8,957,000
April 25, 2010	47,549,000	August 25, 2013	8,552,000
May 25, 2010	45,697,000	September 25, 2013	8,162,000
June 25, 2010	43,921,000	October 25, 2013	7,784,000
July 25, 2010	42,218,000	November 25, 2013	7,421,000
August 25, 2010	40,583,000	December 25, 2013	0.00
September 25, 2010	39,015,000

Group II Net WAC Cap and Effective Rate Schedule(1)

Period	Payment Date	Net WAC Cap(%)(2,3,4)	Effective Rate(%)(2,5)	Period	Payment Date	Net WAC Cap (%)(2,3,4)	Effective Rate(%)(2,5)
1	June 25, 2007	21.04	34.79	44	January 25, 2011	9.70	13.47
2	July 25, 2007	7.71	21.35	45	February 25, 2011	9.80	13.54
3	August 25, 2007	7.46	21.14	46	March 25, 2011	10.85	14.42
4	September 25, 2007	7.46	20.98	47	April 25, 2011	9.79	13.46
5	October 25, 2007	7.71	20.90	48	May 25, 2011	10.10	13.70
6	November 25, 2007	7.46	20.59	49	June 25, 2011	9.79	13.39
7	December 25, 2007	7.71	20.46	50	July 25, 2011	10.11	13.64
8	January 25, 2008	7.46	20.13	51	August 25, 2011	9.85	13.40
9	February 25, 2008	7.46	19.88	52	September 25, 2011	9.85	13.37
10	March 25, 2008	7.98	19.84	53	October 25, 2011	10.17	13.61
11	April 25, 2008	7.46	19.38	54	November 25, 2011	9.84	13.28
12	May 25, 2008	7.71	19.25	55	December 25, 2011	10.15	13.52
13	June 25, 2008	7.46	18.90	56	January 25, 2012	9.83	13.20
14	July 25, 2008	7.71	18.78	57	February 25, 2012	10.34	13.33
15	August 25, 2008	7.46	18.43	58	March 25, 2012	11.17	13.99
16	September 25, 2008	7.47	18.17	59	April 25, 2012	10.44	13.30
17	October 25, 2008	7.72	18.07	60	May 25, 2012	10.76	13.58
18	November 25, 2008	7.65	17.19	61	June 25, 2012	10.40	13.23
19	December 25, 2008	8.36	15.65	62	July 25, 2012	10.72	13.51
20	January 25, 2009	8.18	14.86	63	August 25, 2012	10.36	13.16
21	February 25, 2009	8.36	13.28	64	September 25, 2012	10.34	13.13
22	March 25, 2009	9.27	13.60	65	October 25, 2012	10.66	13.40
23	April 25, 2009	8.37	12.65	66	November 25, 2012	10.30	13.06
24	May 25, 2009	8.72	12.74	67	December 25, 2012	10.62	13.32
25	June 25, 2009	8.59	12.52	68	January 25, 2013	10.26	12.95
26	July 25, 2009	8.92	12.68	69	February 25, 2013	10.24	12.89
27	August 25, 2009	8.75	12.43	70	March 25, 2013	11.31	13.83
28	September 25, 2009	8.77	12.32	71	April 25, 2013	10.20	12.77
29	October 25, 2009	9.05	12.44	72	May 25, 2013	10.52	13.02
30	November 25, 2009	8.81	12.52	73	June 25, 2013	10.16	12.65
31	December 25, 2009	9.30	13.19	74	July 25, 2013	10.48	12.90
32	January 25, 2010	9.04	13.27	75	August 25, 2013	10.12	12.53
33	February 25, 2010	9.15	13.36	76	September 25, 2013	10.10	12.46
34	March 25, 2010	10.15	14.13	77	October 25, 2013	10.42	12.71
35	April 25, 2010	9.16	13.26	78	November 25, 2013	10.06	12.34
36	May 25, 2010	9.51	13.53
37	June 25, 2010	9.36	13.38
38	July 25, 2010	9.70	13.64
39	August 25, 2010	9.50	13.45
40	September 25, 2010	9.50	13.42
41	October 25, 2010	9.81	13.64
42	November 25, 2010	9.53	13.38
43	December 25, 2010	9.99	13.76

(1)

Assumes a swap strike rate of 5.40%

(2)

Assumes 1-month LIBOR and 6-month LIBOR instantaneously increases and remain at 20.00%.

(3)

As a result of the assumption that 1-month LIBOR and 6-month LIBOR are at 20.00%, the Swap Counterparty does not receive any swap payments.

(4)

The Net WAC Cap rate is a per annum rate equal to the quotient of (x) the total scheduled interest on the Group II Mortgage Loans for the related collection period, net of any Administrative Fee, and (y) the aggregate principal balance of the Group II Mortgage Loans as of the first day of the related collection period, multiplied by 360 divided by the actual number of days in the related interest accrual period.

(5)

The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual period for the Certificates and (ii)  the weighted average Net Mortgage Rate of the Group II Mortgage Loans plus (B) the net swap payment owed to the trust, if any, divided by the aggregate principal balance of the Group II Mortgage Loans as of the first day of the applicable collection period multiplied by 360 divided by actual number of days in the related interest accrual period.

Prepayment Speed Sensitivity Table (To Call)

Prepayment Speed	0%	50%	100%	150%	200%
Class AF-1
WAL (yrs)	13.10	1.62	0.85	0.58	0.44
Principal Window (months)	1 - 249	1 - 41	1 - 21	1 - 14	1 - 11
# of months of principal payment	249	41	21	14	11
Class AF-2
WAL (yrs)	22.11	4.06	2.00	1.31	0.96
Principal Window (months)	249 - 285	41 - 58	21 - 29	14 - 19	11 - 14
# of months of principal payment	37	18	9	6	4
Class AF-3
WAL (yrs)	25.89	6.93	3.00	1.85	1.33
Principal Window (months)	285 - 335	58 - 126	29 - 50	19 - 27	14 - 20
# of months of principal payment	51	69	22	9	7
Class AF-4
WAL (yrs)	28.83	12.80	5.00	2.44	1.74
Principal Window (months)	335 - 357	126 - 185	50 - 76	27 - 33	20 - 24
# of months of principal payment	23	60	27	7	5
Class AF-5
WAL (yrs)	29.70	16.30	8.21	3.67	2.10
Principal Window (months)	357 - 357	185 - 197	76 - 104	33 - 66	24 - 28
# of months of principal payment	1	13	29	34	5
Class AF-6
WAL (yrs)	14.85	7.81	6.53	5.29	2.58
Principal Window (months)	37 - 357	37 - 197	39 - 104	51 - 66	28 - 35
# of months of principal payment	321	161	66	16	8

Prepayment Speed Sensitivity Table (To Call, Cont’d)

Prepayment Speed	0%	50%	100%	150%	200%
Class MF-1
WAL (yrs)	27.26	11.02	5.67	4.40	3.84
Principal Window (months)	275 - 357	66 - 197	38 - 104	47 - 66	35 - 47
# of months of principal payment	83	132	67	20	13
Class MF-2
WAL (yrs)	27.26	11.02	5.67	4.23	3.86
Principal Window (months)	275 - 357	66 - 197	38 - 104	44 - 66	47 - 47
# of months of principal payment	83	132	67	23	1
Class MF-3
WAL (yrs)	27.26	11.02	5.67	4.15	3.86
Principal Window (months)	275 - 357	66 - 197	38 - 104	43 - 66	47 - 47
# of months of principal payment	83	132	67	24	1
Class MF-4
WAL (yrs)	27.26	11.02	5.66	4.10	3.85
Principal Window (months)	275 - 357	66 - 197	37 - 104	42 - 66	46 - 47
# of months of principal payment	83	132	68	25	2
Class MF-5
WAL (yrs)	27.26	11.02	5.66	4.05	3.73
Principal Window (months)	275 - 357	66 - 197	37 - 104	41 - 66	44 - 47
# of months of principal payment	83	132	68	26	4
Class MF-6
WAL (yrs)	27.26	11.02	5.66	4.02	3.61
Principal Window (months)	275 - 357	66 - 197	37 - 104	40 - 66	42 - 47
# of months of principal payment	83	132	68	27	6
Class MF-7
WAL (yrs)	27.26	11.02	5.66	3.99	3.51
Principal Window (months)	275 - 357	66 - 197	37 - 104	39 - 66	41 - 47
# of months of principal payment	83	132	68	28	7
Class MF-8
WAL (yrs)	27.26	11.02	5.66	3.97	3.43
Principal Window (months)	275 - 357	66 - 197	37 - 104	39 - 66	40 - 47
# of months of principal payment	83	132	68	28	8
Class MF-9
WAL (yrs)	27.26	11.02	5.66	3.95	3.38
Principal Window (months)	275 - 357	66 - 197	37 - 104	38 - 66	39 - 47
# of months of principal payment	83	132	68	29	9

Prepayment Speed Sensitivity Table (To Call)

Prepayment Speed	0%	50%	100%	150%	200%
Class AV-1
WAL (yrs)	16.90	1.83	1.00	0.70	0.52
Principal Window (months)	1 - 295	1 - 46	1 - 23	1 - 17	1 - 13
# of months of principal payment	295	46	23	17	13
Class AV-2
WAL (yrs)	26.09	4.87	2.10	1.53	1.16
Principal Window (months)	295 - 335	46 - 77	23 - 30	17 - 20	13 - 16
# of months of principal payment	41	32	8	4	4
Class AV-3
WAL (yrs)	28.96	8.29	3.00	1.74	1.45
Principal Window (months)	335 - 356	77 - 130	30 - 62	20 - 23	16 - 20
# of months of principal payment	22	54	33	4	5
Class AV-4
WAL (yrs)	29.61	12.84	6.17	2.05	1.68
Principal Window (months)	356 - 356	130 - 161	62 - 78	23 - 28	20 - 22
# of months of principal payment	1	32	17	6	3

Prepayment Speed Sensitivity Table (To Call, cont’d)

Prepayment Speed	0%	50%	100%	150%	200%
Class MV-1
WAL (yrs)	28.40	8.76	4.96	3.75	2.62
Principal Window (months)	302 - 356	50 - 161	49 - 78	28 - 47	22 - 34
# of months of principal payment	55	112	30	20	13
Class MV-2
WAL (yrs)	28.40	8.76	4.71	3.83	2.77
Principal Window (months)	302 - 356	50 - 161	45 - 78	44 - 47	33 - 34
# of months of principal payment	55	112	34	4	2
Class MV-3
WAL (yrs)	28.40	8.76	4.60	3.55	2.61
Principal Window (months)	302 - 356	50 - 161	44 - 78	40 - 47	30 - 34
# of months of principal payment	55	112	35	8	5
Class MV-4
WAL (yrs)	28.40	8.76	4.54	3.36	2.48
Principal Window (months)	302 - 356	50 - 161	42 - 78	38 - 47	28 - 34
# of months of principal payment	55	112	37	10	7
Class MV-5
WAL (yrs)	28.40	8.76	4.50	3.24	2.39
Principal Window (months)	302 - 356	50 - 161	41 - 78	36 - 47	27 - 34
# of months of principal payment	55	112	38	12	8
Class MV-6
WAL (yrs)	28.40	8.76	4.47	3.17	2.35
Principal Window (months)	302 - 356	50 - 161	41 - 78	35 - 47	27 - 34
# of months of principal payment	55	112	38	13	8
Class MV-7
WAL (yrs)	28.40	8.76	4.45	3.10	2.30
Principal Window (months)	302 - 356	50 - 161	40 - 78	34 - 47	26 - 34
# of months of principal payment	55	112	39	14	9
Class MV-8
WAL (yrs)	28.40	8.76	4.43	3.04	2.25
Principal Window (months)	302 - 356	50 - 161	39 - 78	33 - 47	25 - 34
# of months of principal payment	55	112	40	15	10
Class MV-9
WAL (yrs)	28.40	8.76	4.41	2.98	2.22
Principal Window (months)	302 - 356	50 - 161	39 - 78	32 - 47	24 - 34
# of months of principal payment	55	112	40	16	11

Prepayment Speed Sensitivity Table (To Maturity)

Prepayment Speed	0%	50%	100%	150%	200%
Class AF-1
WAL (yrs)	13.10	1.62	0.85	0.58	0.44
Principal Window (months)	1 - 249	1 - 41	1 - 21	1 - 14	1 - 11
# of months of principal payment	249	41	21	14	11
Class AF-2
WAL (yrs)	22.11	4.06	2.00	1.31	0.96
Principal Window (months)	249 - 285	41 - 58	21 - 29	14 - 19	11 - 14
# of months of principal payment	37	18	9	6	4
Class AF-3
WAL (yrs)	25.89	6.93	3.00	1.85	1.33
Principal Window (months)	285 - 335	58 - 126	29 - 50	19 - 27	14 - 20
# of months of principal payment	51	69	22	9	7
Class AF-4
WAL (yrs)	28.83	12.80	5.00	2.44	1.74
Principal Window (months)	335 - 357	126 - 185	50 - 76	27 - 33	20 - 24
# of months of principal payment	23	60	27	7	5
Class AF-5
WAL (yrs)	29.70	20.51	10.86	3.81	2.10
Principal Window (months)	357 - 357	185 - 347	76 - 226	33 - 148	24 - 28
# of months of principal payment	1	163	151	116	5
Class AF-6
WAL (yrs)	14.85	7.83	6.68	6.84	2.58
Principal Window (months)	37 - 357	37 - 345	39 - 224	51 - 146	28 - 35
# of months of principal payment	321	309	186	96	8

Prepayment Speed Sensitivity Table (To Maturity, Cont’d)

Prepayment Speed	0%	50%	100%	150%	200%
Class MF-1
WAL (yrs)	27.26	11.94	6.26	4.79	6.42
Principal Window (months)	275 - 357	66 - 315	38 - 185	47 - 120	35 - 104
# of months of principal payment	83	250	148	74	70
Class MF-2
WAL (yrs)	27.26	11.92	6.24	4.61	4.88
Principal Window (months)	275 - 357	66 - 307	38 - 178	44 - 115	53 - 81
# of months of principal payment	83	242	141	72	29
Class MF-3
WAL (yrs)	27.26	11.89	6.22	4.51	4.37
Principal Window (months)	275 - 357	66 - 298	38 - 172	43 - 110	49 - 77
# of months of principal payment	83	233	135	68	29
Class MF-4
WAL (yrs)	27.26	11.87	6.20	4.45	4.13
Principal Window (months)	275 - 357	66 - 292	37 - 167	42 - 107	46 - 75
# of months of principal payment	83	227	131	66	30
Class MF-5
WAL (yrs)	27.26	11.83	6.17	4.39	3.96
Principal Window (months)	275 - 357	66 - 285	37 - 161	41 - 103	44 - 72
# of months of principal payment	83	220	125	63	29
Class MF-6
WAL (yrs)	27.26	11.79	6.14	4.33	3.82
Principal Window (months)	275 - 357	66 - 277	37 - 155	40 - 99	42 - 70
# of months of principal payment	83	212	119	60	29
Class MF-7
WAL (yrs)	27.26	11.73	6.09	4.28	3.70
Principal Window (months)	275 - 357	66 - 267	37 - 148	39 - 95	41 - 67
# of months of principal payment	83	202	112	57	27
Class MF-8
WAL (yrs)	27.26	11.65	6.04	4.22	3.60
Principal Window (months)	275 - 357	66 - 256	37 - 140	39 - 90	40 - 63
# of months of principal payment	83	191	104	52	24
Class MF-9
WAL (yrs)	27.26	11.55	5.98	4.16	3.52
Principal Window (months)	275 - 357	66 - 246	37 - 134	38 - 86	39 - 60
# of months of principal payment	83	181	98	49	22

Prepayment Speed Sensitivity Table (To Maturity)

Prepayment Speed	0%	50%	100%	150%	200%
Class AV-1
WAL (yrs)	16.90	1.83	1.00	0.70	0.52
Principal Window (months)	1 - 295	1 - 46	1 - 23	1 - 17	1 - 13
# of months of principal payment	295	46	23	17	13
Class AV-2
WAL (yrs)	26.09	4.87	2.10	1.53	1.16
Principal Window (months)	295 - 335	46 - 77	23 - 30	17 - 20	13 - 16
# of months of principal payment	41	32	8	4	4
Class AV-3
WAL (yrs)	28.96	8.29	3.00	1.74	1.45
Principal Window (months)	335 - 356	77 - 130	30 - 62	20 - 23	16 - 20
# of months of principal payment	22	54	33	4	5
Class AV-4
WAL (yrs)	29.64	15.75	7.90	2.05	1.68
Principal Window (months)	356 - 357	130 - 325	62 - 185	23 - 28	20 - 22
# of months of principal payment	2	196	124	6	3

Prepayment Speed Sensitivity Table (To Maturity, cont’d)

Prepayment Speed	0%	50%	100%	150%	200%
Class MV-1
WAL (yrs)	28.41	9.66	5.49	6.00	4.06
Principal Window (months)	302 - 357	50 - 295	49 - 161	28 - 119	22 - 83
# of months of principal payment	56	246	113	92	62
Class MV-2
WAL (yrs)	28.41	9.64	5.22	4.33	3.14
Principal Window (months)	302 - 357	50 - 285	45 - 154	44 - 96	33 - 67
# of months of principal payment	56	236	110	53	35
Class MV-3
WAL (yrs)	28.41	9.62	5.10	3.88	2.82
Principal Window (months)	302 - 357	50 - 275	44 - 147	40 - 91	30 - 63
# of months of principal payment	56	226	104	52	34
Class MV-4
WAL (yrs)	28.41	9.60	5.03	3.68	2.69
Principal Window (months)	302 - 357	50 - 268	42 - 142	38 - 88	28 - 61
# of months of principal payment	56	219	101	51	34
Class MV-5
WAL (yrs)	28.41	9.57	4.98	3.54	2.59
Principal Window (months)	302 - 357	50 - 261	41 - 137	36 - 85	27 - 59
# of months of principal payment	56	212	97	50	33
Class MV-6
WAL (yrs)	28.41	9.55	4.93	3.46	2.54
Principal Window (months)	302 - 357	50 - 254	41 - 132	35 - 82	27 - 57
# of months of principal payment	56	205	92	48	31
Class MV-7
WAL (yrs)	28.41	9.52	4.89	3.38	2.48
Principal Window (months)	302 - 357	50 - 249	40 - 129	34 - 80	26 - 56
# of months of principal payment	56	200	90	47	31
Class MV-8
WAL (yrs)	28.41	9.47	4.84	3.30	2.42
Principal Window (months)	302 - 357	50 - 238	39 - 123	33 - 75	25 - 53
# of months of principal payment	56	189	85	43	29
Class MV-9
WAL (yrs)	28.41	9.40	4.78	3.22	2.37
Principal Window (months)	302 - 357	50 - 228	39 - 116	32 - 72	24 - 50
# of months of principal payment	56	179	78	41	27

GROUP I EXCESS SPREAD (1,2)

Period	STATIC Excess Spread (%)	FWD Excess Spread (%)	FWD one Month LIBOR (%)	Period	STATIC Excess Spread (%)	FWD Excess Spread (%)	FWD one Month LIBOR (%)
1	N/A	N/A	5.320	53	1.64%	1.64%	5.500
2	1.78	1.77	5.336	54	1.64	1.64	5.505
3	1.72	1.70	5.352	55	1.64	1.64	5.509
4	1.71	1.71	5.336	56	1.64	1.64	5.513
5	1.76	1.76	5.332	57	1.64	1.64	5.517
6	1.70	1.70	5.341	58	1.64	1.64	5.520
7	1.75	1.74	5.336	59	1.64	1.64	5.522
8	1.69	1.69	5.336	60	1.64	1.64	5.525
9	1.69	1.69	5.318	61	1.64	1.64	5.526
10	1.77	1.77	5.314	62	1.64	1.64	5.528
11	1.68	1.68	5.299	63	1.63	1.63	5.530
12	1.71	1.72	5.270	64	1.63	1.63	5.531
13	1.67	1.68	5.269	65	1.63	1.63	5.534
14	1.69	1.70	5.278	66	1.63	1.63	5.536
15	1.66	1.66	5.289	67	1.63	1.63	5.538
16	1.65	1.66	5.301	68	1.63	1.63	5.541
17	1.67	1.67	5.313	69	1.63	1.63	5.544
18	1.64	1.64	5.324	70	1.63	1.63	5.547
19	1.65	1.65	5.335	71	1.62	1.62	5.551
20	1.63	1.63	5.343	72	1.62	1.62	5.555
21	1.62	1.62	5.350	73	1.62	1.62	5.559
22	1.62	1.62	5.353	74	1.62	1.62	5.563
23	1.63	1.63	5.352	75	1.62	1.62	5.567
24	1.63	1.63	5.348	76	1.62	1.62	5.571
25	1.63	1.63	5.339	77	1.62	1.62	5.575
26	1.63	1.63	5.330	78	1.62	1.62	5.579
27	1.63	1.63	5.321	79	1.62	1.62	5.583
28	1.64	1.64	5.314	80	1.62	1.62	5.587
29	1.64	1.64	5.307	81	1.62	1.62	5.591
30	1.65	1.65	5.303	82	1.62	1.62	5.595
31	1.65	1.65	5.300	83	1.62	1.62	5.598
32	1.66	1.66	5.299	84	1.62	1.62	5.602
33	1.67	1.67	5.301	85	1.62	1.62	5.606
34	1.67	1.67	5.306	86	1.62	1.62	5.609
35	1.68	1.68	5.313	87	1.61	1.61	5.613
36	1.69	1.69	5.324	88	1.61	1.61	5.617
37	1.70	1.70	5.338	89	1.61	1.61	5.621
38	1.66	1.66	5.352	90	1.61	1.61	5.625
39	1.66	1.66	5.366	91	1.60	1.60	5.629
40	1.66	1.66	5.380	92	1.60	1.60	5.632
41	1.66	1.66	5.394	93	1.60	1.60	5.636
42	1.66	1.66	5.407	94	1.60	1.60	5.640
43	1.66	1.66	5.420	95	1.60	1.60	5.644
44	1.66	1.66	5.431	96	1.60	1.60	5.649
45	1.65	1.65	5.442	97	1.59	1.59	5.653
46	1.65	1.65	5.453	98	1.59	1.59	5.657
47	1.65	1.65	5.462	99	1.59	1.59	5.662
48	1.65	1.65	5.470	100	1.59	1.59	5.667
49	1.65	1.65	5.476	101	1.59	1.59	5.672
50	1.65	1.65	5.483	102	1.59	1.59	5.677
51	1.65	1.65	5.489	103	1.59	1.59	5.683
52	1.65	1.65	5.494	104	1.58	1.58	5.689

(1)

Assumes the pricing prepayment speed to the optional termination date.

(2)

Calculated, for the related period, as (a) interest collections on the Group I Mortgage Loans (net of the Servicing Fee, the Custodian Fee, Trustee Fee, and Trust Oversight Manager Fee), less the amount of interest accrued at the related Pass-Through Rate and paid on the related Distribution Date on the Group I Certificates divided by (b) the aggregate principal balance of the Group I Mortgage Loans as of the beginning period and multiplied by (c) 12.

GROUP II EXCESS SPREAD (1,2)

Period	STATIC Excess Spread (%)	FWD Excess Spread (%)	FWD one Month LIBOR (%)	FWD six Month LIBOR (%)	FWD 1 Year LIBOR (%)	Period	STATIC Excess Spread (%)	FWD Excess Spread (%)	FWD one Month LIBOR (%)	FWD six Month LIBOR (%)	FWD 1 Year LIBOR (%)
1	N/A	N/A	5.320	5.396	5.456	41	3.60%	3.58%	5.394	5.486	5.590
2	2.39	2.39	5.336	5.399	5.452	42	3.49	3.46	5.407	5.498	5.599
3	2.39	2.39	5.352	5.399	5.446	43	3.61	3.59	5.420	5.508	5.608
4	2.39	2.39	5.336	5.393	5.441	44	3.49	3.45	5.431	5.518	5.616
5	2.40	2.40	5.332	5.389	5.438	45	3.48	3.45	5.442	5.527	5.623
6	2.392	2.39	5.341	5.383	5.436	46	3.86	3.83	5.453	5.535	5.629
7	2.41	2.41	5.336	5.371	5.435	47	3.47	3.43	5.462	5.542	5.635
8	2.40	2.40	5.336	5.360	5.435	48	3.60	3.55	5.470	5.548	5.640
9	2.40	2.40	5.318	5.350	5.435	49	3.46	3.42	5.476	5.554	5.645
10	2.45	2.45	5.314	5.345	5.438	50	3.58	3.54	5.483	5.560	5.650
11	2.41	2.41	5.299	5.343	5.442	51	3.45	3.40	5.489	5.565	5.654
12	2.44	2.44	5.270	5.345	5.446	52	3.45	3.39	5.494	5.570	5.657
13	2.41	2.42	5.269	5.355	5.453	53	3.57	3.51	5.500	5.574	5.660
14	2.45	2.46	5.278	5.366	5.459	54	3.43	3.37	5.505	5.578	5.663
15	2.42	2.43	5.289	5.377	5.464	55	3.56	3.50	5.509	5.581	5.666
16	2.43	2.44	5.301	5.387	5.466	56	3.42	3.36	5.513	5.584	5.669
17	2.48	2.48	5.313	5.396	5.468	57	3.51	3.46	5.517	5.587	5.671
18	2.58	2.58	5.324	5.403	5.467	58	3.82	3.79	5.520	5.589	5.674
19	3.04	3.03	5.335	5.407	5.465	59	3.54	3.50	5.522	5.591	5.676
20	3.06	3.05	5.343	5.407	5.462	60	3.67	3.63	5.525	5.593	5.678
21	3.25	3.23	5.350	5.405	5.458	61	3.53	3.47	5.526	5.595	5.681
22	3.62	3.60	5.353	5.400	5.454	62	3.65	3.61	5.528	5.597	5.684
23	3.28	3.26	5.352	5.394	5.450	63	3.51	3.46	5.530	5.599	5.687
24	3.42	3.41	5.348	5.386	5.446	64	3.50	3.45	5.531	5.602	5.690
25	3.34	3.32	5.339	5.378	5.444	65	3.63	3.58	5.534	5.604	5.694
26	3.48	3.47	5.330	5.372	5.444	66	3.48	3.43	5.536	5.607	5.697
27	3.49	3.48	5.321	5.366	5.446	67	3.61	3.56	5.538	5.610	5.701
28	3.51	3.51	5.314	5.363	5.450	68	3.47	3.41	5.541	5.614	5.705
29	3.64	3.65	5.307	5.362	5.456	69	3.46	3.40	5.544	5.618	5.709
30	3.53	3.53	5.303	5.363	5.463	70	3.87	3.82	5.547	5.622	5.713
31	3.66	3.67	5.300	5.366	5.473	71	3.44	3.37	5.551	5.626	5.717
32	3.55	3.56	5.299	5.373	5.483	72	3.57	3.51	5.555	5.630	5.722
33	3.69	3.69	5.301	5.382	5.495	73	3.43	3.35	5.559	5.634	5.726
34	4.06	4.06	5.306	5.393	5.507	74	3.56	3.49	5.563	5.638	5.730
35	3.73	3.72	5.313	5.405	5.520	75	3.41	3.33	5.567	5.642	5.734
36	3.85	3.85	5.324	5.419	5.533	76	3.40	3.32	5.571	5.646	5.738
37	3.75	3.75	5.338	5.433	5.546	77	3.54	3.46	5.575	5.650	5.742
38	3.71	3.70	5.352	5.447	5.558	78	3.38	3.30	5.579	5.654	5.746
39	3.42	3.41	5.366	5.461	5.569
40	3.45	3.43	5.380	5.474	5.580

(1)

Assumes the pricing prepayment speed to the optional termination date.

(2)

Calculated, for the related period, as (a) interest collections on the Group II Mortgage Loans (net of the Servicing Fee, the Custodian Fee, Trustee Fee, and Trust Oversight Manager Fee), less the amount of interest accrued at the related Pass-Through Rate and paid on the related Distribution Date on the Group II Certificates plus swap payments received from the Swap Provider minus swap payments paid to the Swap Provider divided by (b) the aggregate principal balance of the Group II Mortgage Loans as of the beginning period and multiplied by (c) 12.

Group I Breakeven Losses

	30% Loss Severity		40% Loss Severity		50% Loss Severity
	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %
MF-1	27.4	16.86	17.5	17.29	12.9	17.59
MF-2	21.1	14.55	14.1	14.98	10.5	15.15
MF-3	18.0	13.20	12.2	13.53	9.3	13.81
MF-4	15.4	11.92	10.6	12.20	8.1	12.40
MF-5	13.2	10.73	9.3	11.05	7.1	11.15
MF-6	11.3	9.60	8.0	9.82	6.2	9.97
MF-7	9.7	8.56	7.0	8.82	5.4	8.88
MF-8	8.7	7.87	6.3	8.09	5.0	8.31
MF-9	7.9	7.29	5.8	7.54	4.6	7.73

Group II Breakeven Losses

	30% Loss Severity		40% Loss Severity		50% Loss Severity
	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %
MV-1	56.4	22.10	34.9	22.99	25.1	23.52
MV-2	42.0	19.09	27.2	19.80	20.1	20.29
MV-3	35.3	17.35	23.5	18.03	17.6	18.48
MV-4	30.1	15.81	20.4	16.40	15.4	16.76
MV-5	26.0	14.44	17.9	14.96	13.7	15.35
MV-6	23.8	13.64	16.5	14.11	12.6	14.40
MV-7	19.8	12.05	14.0	12.49	10.8	12.75
MV-8	17.1	10.86	12.3	11.30	9.6	11.59
MV-9	14.9	9.81	10.8	10.20	8.5	10.48

Assumptions:

(1)

Pricing Prepayment Assumption

(2)

Prepayments do not include defaults

(3)

Forward LIBOR Rates

(4)

Defaults are liquidated after a 12 month lag

(5)

Servicer advances 100% of delinquent principal and interest

(6)

The optional clean-up call is not exercised

(7)

Triggers fail for every Distribution Date

(8)

‘Break’ is first dollar of realized principal loss

(9)

5.40% swap strike rate, with regards to Group II

Footnotes:

(a)

Constant Default Rate (“CDR”) is an annualized rate based upon an assumed constant monthly default rate of a pool of Mortgage Loans

Contact List

North American ABS – Home Equity			Syndicate/Sales Desk
Origination/	Brian Bernard	(212) 834-5139	Andy Cherna	(212) 834-4154
Structuring:	Tom Roh	(212) 834-5936	Randall Outlaw	(212) 834-4154
	Kate Bauer*	(212) 834-9986	Melissa Traylor	(212) 834-4154
	Vikas Garg	(212) 834-9593	Lizmary Rodriguez	(212) 834-4154
	Steven Wang*	(212) 834-5833

Asset-Backed Trading
			Peter Basso	(212) 834-3720
			Michio Brunner	(212) 834-3720
			Raphael Gonzalez	(212) 834-3720
			Leon Hagouel	(212) 834-3720
Home Equity	Robert Miller	(212) 834-2428	Marshall Insley	(212) 834-3720
Trading:	Raj Kothari	(212) 834-3339	Karen Lebovic	(212) 834-3720
	Kevin Lynn	(212) 834-2394	Maria Lopes	(212) 834-3720
	Osmin Rivera	(212) 834-2151	Colin Sheen	(212) 834-3720
	Benjamin Morganstein	(212) 834-4574	Misha Renda	(212) 834-3720

Please Direct All Questions to the Syndicate Desk (x4-4154) Andy Cherna Randall Outlaw Melissa Traylor

Rating Agency Contacts

Standard & Poor’s
Regina Bergeland	(212) 438-3967
Rani Manasseh	(212) 438-1130

Moody’s
Jason Shi	(212) 553-1709

Fitch
Sarah Wanchock	(212) 908-0723
Tara Sweeney	(212) 908-0347